Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Andrew Blazier
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
 RESULTS FOR THE SECOND QUARTER OF 2017

Strength Across Portfolio Drives Growth in Revenue and Profits;

Headcount Increases by 22% Year Over Year With Companywide Utilization of 76%;

Revenue Guidance Is Increased for Fiscal 2017

BOSTON, July 27, 2017 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended July 1, 2017.

Key Second-Quarter Fiscal 2017 Highlights

•                  Second-quarter fiscal 2017 utilization equaled 76% as headcount increased by 107, or 21.7%, year over year.

•                  GAAP and non-GAAP revenue grew 13.3% and 13.4%, respectively, year over year to $93.6 million. On a constant currency basis relative to the second quarter of fiscal 2016 (“Q2 2016 constant currency basis”), GAAP and non-GAAP revenue would have increased by an additional $1.8 million, resulting in year-over-year revenue growth of 15.4% and 15.6%, respectively.

•                  GAAP and non-GAAP net income were $3.8 million or 4.1% of revenue, and $4.1 million or 4.4% of revenue, respectively. GAAP net income declined 26.9% year over year, primarily as a result of the after-tax gain of $2.1 million from the sale of GNU’s assets recorded in the second quarter of fiscal 2016; non-GAAP net income increased 17.9% year over year. On a Q2 2016 constant currency basis, GAAP and non-GAAP net income would have increased by an additional $0.2 million, resulting in year-over-year changes in GAAP and non-GAAP net income of -23.0% and +23.6%, respectively.

•                  GAAP earnings per diluted share was $0.44, a decline of 25.4% year over year, primarily as a result of the after-tax gain on sale in the second quarter of fiscal 2016 noted above; non-

GAAP earnings per diluted share increased 20.0% year over year to $0.48. On a Q2 2016 constant currency basis, GAAP and non-GAAP earnings per diluted share would have increased by an additional $0.02 per diluted share, to $0.46 and $0.50, respectively, resulting in year-over-year changes in GAAP and non-GAAP earnings per diluted share of -22.0% and +25.0%, respectively.

•                  Non-GAAP Adjusted EBITDA grew 7.3% year over year to $15.4 million, or 16.4% of non-GAAP revenue, compared with $14.3 million, or 17.3% of non-GAAP revenue, for the second quarter of fiscal 2016. On a Q2 2016 constant currency basis, non-GAAP Adjusted EBITDA would have increased by an additional $0.4 million, resulting in year-over-year non-GAAP Adjusted EBITDA growth of 10.1%.

•                  During the second quarter of fiscal 2017, CRA returned $14.7 million of capital to its shareholders, comprised of $1.2 million of dividend payments and $13.5 million for share repurchases of approximately 389,000 shares.

Management Commentary

“Our results reflect continued strength across our portfolio and the successful execution of our strategy to generate broad-based, profitable growth,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the second quarter of fiscal 2017, we increased non-GAAP revenue by 13.4% to $93.6 million and delivered non-GAAP Adjusted EBITDA margin of 16.4%.”

“Our performance was driven by double-digit revenue growth year over year in our Energy, Forensic Services, Life Sciences and Marakon Practices, as well as solid contributions by our Antitrust & Competition Economics practice,” Maleh said. “This performance is especially notable given that these practices represent more than 75% of CRA’s second quarter revenue.  As another example of the strength across our portfolio, on a Q2 2016 constant currency basis, our international operations grew in the second quarter by 8.9% year over year.”

“Within Life Sciences, C1 Consulting has been a wonderful addition, both in terms of the quality of our new colleagues and the strength of their client relationships. Our legacy Life Sciences practice also enjoyed a successful second quarter, building on its core services while leveraging the new capabilities of our C1 colleagues,” Maleh continued.

Outlook and Financial Guidance

“We are increasing our fiscal 2017 revenue expectations to reflect our strong performance in the first half of the year,” Maleh said. “To summarize, year-to-date non-GAAP revenue on a constant currency basis relative to the first half of fiscal 2016 is $185.6 million, including a $3.9 million adjustment for currency headwinds.  Similarly, year-to-date non-GAAP Adjusted EBITDA is $30.1 million, including a $0.9 million adjustment for currency headwinds, or 16.2% of non-GAAP revenue on a constant currency basis.” On a constant currency basis relative to fiscal 2016, CRA is increasing its previous fiscal 2017 guidance for non-GAAP revenue to the range of $360 million to $370 million, and reaffirming non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%.

“While we are encouraged by our performance in the first half of 2017, we remain mindful that uncertainties around global economic conditions and short-term challenges arising from the integration of incoming consultants could adversely affect our business in the quarters ahead,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP revenue and Adjusted EBITDA margin guidance to the GAAP comparable financial measures because CRA is unable to estimate with reasonable certainty the financial results of its former NeuCo subsidiary, now known as GNU123 Liquidating Corporation (“GNU”), the timing and amount of forgivable loans issued for talent acquisition, share-based compensation expense, unusual gains or charges, foreign exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

CRA’s Board of Directors has declared a quarterly cash dividend of $0.14 per common share, payable on September 15, 2017 to shareholders of record as of August 29, 2017. The Company expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2017 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at

http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in this release non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. CRA also uses these non-GAAP measures in its budgeting process, and as performance criteria for some of its performance-based compensation. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the second quarter of fiscal 2017, and the year-to-date period ended as of the second quarter of fiscal 2017, CRA has excluded GNU’s results, impairments on certain intangible assets, and the revaluation changes of contingent consideration liabilities associated with prior acquisitions, and for the full-year fiscal 2017 guidance, the second quarter of fiscal 2016, and the year-to-date period ended as of the second quarter of fiscal 2016, CRA has excluded GNU’s results. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods and for purposes of the full-year fiscal 2017 guidance for Adjusted EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; goodwill impairment charges; other (income) expense, net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA for the second quarter of fiscal 2017 on a constant currency basis relative to the second quarter of fiscal 2016, and its guidance for full-year fiscal 2017 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2016.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA margin, growth of our consulting team, our capitalizing on the demand for our services, the implied continuation of any current strategy, expectation or trend, or our expectations regarding the payment of future quarterly dividends, and statements using the terms “expect,” “encouraged,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2017 on a constant currency basis relative to fiscal 2016 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JULY 1, 2017 COMPARED TO THE QUARTER ENDED JULY 2, 2016

(In thousands, except per share data)

	Quarter Ended July 1, 2017					Quarter Ended July 2, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU and Other) (1)(2)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$93,563	100.0%	$—	$93,563	100.0%	$82,607	100.0%	$88	$82,519	100.0%
Costs of services	65,220	69.7%	297	64,923	69.4%	57,950	70.2%	128	57,822	70.1%
Gross profit	28,343	30.3%	(297)	28,640	30.6%	24,657	29.8%	(40)	24,697	29.9%

Selling, general and administrative expenses	20,259	21.7%	562	19,697	21.1%	16,856	20.4%	227	16,629	20.2%
Depreciation and amortization	2,236	2.4%	—	2,236	2.4%	2,121	2.6%	—	2,121	2.6%
Income (loss) from operations	5,848	6.3%	(859)	6,707	7.2%	5,680	6.9%	(267)	5,947	7.2%

Interest and other income (expense), net	71	0.1%	250	(179)	-0.2%	3,589	4.3%	3,836	(247)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	5,919	6.3%	(609)	6,528	7.0%	9,269	11.2%	3,569	5,700	6.9%
Provision for income taxes	(2,012)	-2.2%	383	(2,395)	-2.6%	(2,502)	-3.0%	(308)	(2,194)	-2.7%
Net income (loss)	3,907	4.2%	(226)	4,133	4.4%	6,767	8.2%	3,261	3,506	4.2%
Net income attributable to noncontrolling interests, net of tax	(94)	-0.1%	(94)	—	0.0%	(1,552)	-1.9%	(1,552)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,813	4.1%	$(320)	$4,133	4.4%	$5,215	6.3%	$1,709	$3,506	4.2%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.45			$0.49		$0.60			$0.40
Diluted	$0.44			$0.48		$0.59			$0.40

Weighted average number of shares outstanding:
Basic	8,428			8,428		8,695			8,695
Diluted	8,618			8,618		8,779			8,779

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) These adjustments also include impairments on certain intangible assets and revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED JULY 1, 2017 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED JULY 2, 2016

(In thousands, except per share data)

	Year-To-Date Period Ended July 1, 2017					Year-To-Date Period Ended July 2, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU and Other) (1)(2)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$181,734	100.0%	$—	$181,734	100.0%	$163,519	100.0%	$826	$162,693	100.0%
Costs of services	127,801	70.3%	297	127,504	70.2%	113,465	69.4%	455	113,010	69.5%
Gross profit	53,933	29.7%	(297)	54,230	29.8%	50,054	30.6%	371	49,683	30.5%

Selling, general and administrative expenses	38,975	21.4%	614	38,361	21.1%	36,077	22.1%	1,049	35,028	21.5%
Depreciation and amortization	4,199	2.3%	—	4,199	2.3%	3,970	2.4%	—	3,970	2.4%
Income (loss) from operations	10,759	5.9%	(911)	11,670	6.4%	10,007	6.1%	(678)	10,685	6.6%

Interest and other income (expense), net	(232)	-0.1%	250	(482)	-0.3%	3,447	2.1%	3,828	(381)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	10,527	5.8%	(661)	11,188	6.2%	13,454	8.2%	3,150	10,304	6.3%
Provision for income taxes	(3,790)	-2.1%	383	(4,173)	-2.3%	(4,448)	-2.7%	(308)	(4,140)	-2.5%
Net income (loss)	6,737	3.7%	(278)	7,015	3.9%	9,006	5.5%	2,842	6,164	3.8%
Net income attributable to noncontrolling interests, net of tax	(71)	0.0%	(71)	—	0.0%	(1,369)	-0.8%	(1,369)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$6,666	3.7%	$(349)	$7,015	3.9%	$7,637	4.7%	$1,473	$6,164	3.8%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.79			$0.83		$0.86			$0.70
Diluted	$0.77			$0.81		$0.86			$0.69

Weighted average number of shares outstanding:
Basic	8,423			8,423		8,783			8,783
Diluted	8,619			8,619		8,825			8,825

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) These adjustments also include impairments on certain intangible assets and revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED JULY 1, 2017 COMPARED TO THE FISCAL QUARTER ENDED JULY 2, 2016

(In thousands)

	Quarter Ended July 1, 2017					Quarter Ended July 2, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Quarter Ended	Revenues	(GNU and Other) (1)(2)	Quarter Ended	Revenues	Quarter Ended	Revenues	(GNU) (1)	Quarter Ended	Revenues
Revenues	$93,563	100.0%	$—	$93,563	100.0%	$82,607	100.0%	$88	$82,519	100.0%

Net income (loss) attributable to CRA International, Inc.	$3,813	4.1%	$(320)	$4,133	4.4%	$5,215	6.3%	$1,709	$3,506	4.2%
Net loss attributable to noncontrolling interests, net of tax	94	-0.1%	94	—	0.0%	1,552	1.9%	1,552	—	0.0%
Net income (loss)	3,907	4.2%	(226)	4,133	4.4%	6,767	8.2%	3,261	3,506	4.2%
Interest expense, net	133	0.1%	—	133	0.1%	120	0.1%	—	120	0.1%
Provision for income taxes	2,012	2.2%	(383)	2,395	2.6%	2,502	3.0%	308	2,194	2.7%
Depreciation and amortization	2,236	2.4%	—	2,236	2.4%	2,121	2.6%	—	2,121	2.6%
EBITDA	8,288	8.9%	(609)	8,897	9.5%	11,510	13.9%	3,569	7,941	9.6%
Share-based compensation expenses	1,395	1.5%	—	1,395	1.5%	1,450	1.8%	—	1,450	1.8%
Amortization of forgivable loans	5,013	5.4%	—	5,013	5.4%	4,786	5.8%	—	4,786	5.8%
Other (income) expense, net	(204)	-0.2%	(250)	46	0.0%	(3,709)	-4.5%	(3,836)	127	0.2%
Adjusted EBITDA	$14,492	15.5%	$(859)	$15,351	16.4%	$14,037	17.0%	$(267)	$14,304	17.3%

	Year-To-Date Period Ended July 1, 2017					Year-To-Date Period Ended July 2, 2016
	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Year-to-Date	% of	GAAP Results	Year-to-Date	% of	Year-to-Date	% of	GAAP Results	Year-to-Date	% of
	Period Ended	Revenues	(GNU and Other) (1)(2)	Period Ended	Revenues	Period Ended	Revenues	(GNU) (1)	Period Ended	Revenues

Revenues	$181,734	100.0%	$—	$181,734	100.0%	$163,519	100.0%	$826	$162,693	100.0%

Net income (loss) attributable to CRA International, Inc.	$6,666	3.7%	$(349)	$7,015	3.9%	$7,637	4.7%	$1,473	$6,164	3.8%
Net income (loss) attributable to noncontrolling interest, net of tax	71	0.0%	71	—	0.0%	1,369	0.8%	1,369	—	0.0%
Net income (loss)	6,737	3.7%	(278)	7,015	3.9%	9,006	5.5%	2,842	6,164	3.8%
Interest expense, net	245	0.1%	—	245	0.1%	227	0.1%	7	220	0.1%
Provision for income taxes	3,790	2.1%	(383)	4,173	2.3%	4,448	2.7%	308	4,140	2.5%
Depreciation and amortization	4,199	2.3%	—	4,199	2.3%	3,970	2.4%	—	3,970	2.4%
EBITDA	14,971	8.2%	(661)	15,632	8.6%	17,651	10.8%	3,157	14,494	8.9%
Share-based compensation expenses	3,049	1.7%	—	3,049	1.7%	3,099	1.9%	—	3,099	1.9%
Amortization of forgivable loans	10,257	5.6%	—	10,257	5.6%	9,240	5.7%	—	9,240	5.7%
Other (income) expense, net	(13)	0.0%	(250)	237	0.1%	(3,674)	-2.2%	(3,836)	162	0.1%
Adjusted EBITDA	$28,264	15.6%	$(911)	$29,175	16.1%	$26,316	16.1%	$(679)	$26,995	16.6%

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) These adjustments also include impairments on certain intangible assets and revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 1,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$14,668	$53,530
Accounts receivable and unbilled, net	110,422	91,789
Other current assets	20,954	25,192
Total current assets	146,044	170,511

Property and equipment, net	36,854	36,381
Goodwill and intangible assets, net	97,967	77,449
Other assets	33,463	39,301
Total assets	$314,328	$323,642

Liabilities and shareholders’ equity
Current liabilities	$79,787	$94,100
Long-term liabilities	25,413	21,659
Total liabilities	105,200	115,759

Total shareholders’ equity	209,128	207,883
Total liabilities and shareholders’ equity	$314,328	$323,642

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	July 1,	July 2,
	2017	2016
Operating activities:
Net income	$6,737	$9,006
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
GNU gain on sale of business	(250)	(3,836)
Non-cash items, net	11,796	10,474
Accounts receivable and unbilled services	(19,493)	(8,993)
Working capital items, net	(7,273)	(11,726)
Net cash used in operating activities	(8,483)	(5,075)

Investing activities:
Consideration relating to acquisitions, net	(16,163)	—
Purchase of property and equipment	(2,650)	(6,750)
GNU cash proceeds from sale of business assets	250	1,100
Net cash used in investing activities	(18,563)	(5,650)

Financing activities:
Issuance of common stock, principally stock option exercises	2,699	—
Payments on notes payable	—	(75)
Borrowings under line of credit	11,500	5,000
Repayments under line of credit	(11,500)	(5,000)
Cash paid on dividend equivalents	(25)	—
Cash dividend paid to shareholders	(2,377)	—
Excess tax benefits from share based compensation	—	55
Tax withholding payments reimbursed by restricted shares	(703)	(490)
Repurchase of common stock	(12,417)	(15,140)

Net cash used in financing activities	(12,823)	(15,650)

Effect of foreign exchange rates on cash and cash equivalents	1,007	441

Net decrease in cash and cash equivalents	(38,862)	(25,934)
Cash and cash equivalents at beginning of period	53,530	38,139

Cash and cash equivalents at end of period	$14,668	$12,205

Noncash investing and financing activities:
Issuance of common stock for acquired business	$3,044	$44
Repurchases of common stock payable	$—	$1,315
Purchases of property and equipment not yet paid for	$841	$3,338
Purchases of property and equipment paid by a third party	$450	$—
Asset retirement obligations	$—	$1,522
Supplemental cash flow information:

Cash paid for income taxes	$5,229	$1,592
Cash paid for interest	$170	$246